For more information contact: FOR IMMEDIATE RELEASE

Jane Hoffer

Chief Executive Officer

Prescient Applied Intelligence

610-719-1600 x 308

jhoffer@prescient.com

Prescient Applied Intelligence Announces Letter of Intent to Acquire Fastech Integrated Solutions, LLC

Combined Company to Provide Expanded Solution Footprint to Retail Industry

WEST CHESTER, Penn- Prescient Applied Intelligence, Inc. (OTCBB: PPID) announced today that it has entered into a Letter of Intent to purchase the assets of Fastech Integrated Solutions, LLC. Fastech develops world-class mobile, retail execution solutions tailored to the unique needs of companies in the CPG industry.

"Fastech's mobile merchandising systems complement the solutions we provide to the retail marketplace, especially in the direct store delivery (DSD) category," said Jane Hoffer, president and CEO of Prescient. "The combined offerings should give retailers and suppliers the tools they need to improve in-stock positions, resulting in better performance at the store shelf. The transaction is also expected to substantially increase our revenues, and provide additional liquidity as we look for additional opportunities to grow our business and increase shareholder value," added Ms. Hoffer."

According to Rick Hirsh, CEO of Fastech, "We currently partner with Prescient in the delivery of its hosted solutions, so this acquisition is a natural extension of our existing business relationship. The companies' combined ability to provide flexible solutions should result in greater penetration into the retail market." Information about Fastech and its offerings is available at www.fastechis.com.

Under the terms of the LOI, Prescient will acquire 100% of the assets of Fastech. Fastech will receive 35% of the common stock on an as converted basis, as well as 35% of the preferred shares. The acquired assets include all intellectual property, client contracts, data center operations, and related assets. The acquisition is subject to, among other conditions, the completion of due diligence, the execution of a definitive agreement, as well as customary closing conditions. Additional information related to this transaction will be disclosed in a current report on Form 8-K and upon the execution of a definitive agreement. The transaction is expected to close on or before June 30, 2007.

About Prescient Applied Intelligence:

Prescient, founded in 1985 (OTCBB: PPID), is a leading provider of supply chain and advanced commerce solutions for retailers and suppliers. Prescient's solutions capture information at the point of sale, provide greater visibility into real-time demand and turn data into actionable information across the entire supply chain. As a result, the company's products and services enable trading partners to compete effectively, increase profitability and excel in today's retail business climate. Household brand names like Ahold, Coors, Domino's Pizza, Meijer, Rite Aid, Sara Lee, Schwan's, SUPERVALU, and Wyeth rely on Prescient. For more information, go to www.prescient.com.

Forward-Looking Statement:

Any statements contained in this document regarding this transaction, as well as statements that are not historical facts, are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if", "should" and "will" and similar expressions as they relate to Prescient Applied Intelligence, Inc. are intended to identify such forward-looking statements. Prescient may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. There is a risk that this transaction will not close. For a discussion of such risks and uncertainties, see "Risk Factors" in Prescient's report on Form 10-KSB filed with the Securities and Exchange Commission and its other filings under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.